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                                                                EXHIBIT NO. 99.1

                          TRUSTEE'S DISTRIBUTION REPORT

To the Holders of:

CABCO Series 2002-1 Trust (AOL Time Warner Inc.) (the "Trust") Class A-1 Callable Certificates, CUSIP: 126794205 (the "Class A-1 Certificates") and Class B-1 Callable Certificates, CUSIP:12679PAA7 (the "Class B-1 Certificates", and together with the Class A-1 Certificates, the "Certificates").

The Bank of New York, as Trustee for the Trust hereby gives notice with respect to the distribution occurring on May 1, 2004 (the "Distribution Date") as follows:

      1. The aggregate amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest expressed as a dollar amount, is as set forth below:

Class      Principal         Interest        Premium      Total Distribution
-----      ---------         --------        -------      ------------------
A-1        $    0.00      $1,906,250.00      $  0.00      $     1,906,250.00
B-1        $    0.00      $   18,750.00      $  0.00      $        18,750.00

      2. The applicable pass-through rate for the calculation of interest distributable on the Class A-1 Certificates: 7.625% per annum.

      3. The applicable pass-through rate for the calculation of interest distributable on the Class B-1 Certificates: 0.075% per annum.

      4. The amount of aggregate interest due and not paid on the Certificates as of the Distribution Date is $0.00.

      5. The aggregate stated principal amount of AOL Time Warner Inc. Debentures due May 1, 2032 (the "Underlying Securities") as of such Distribution Date was $50,000,000.00. The interest rate applicable to the Underlying Securities for the immediately following Underlying Securities interest accrual period is 7.7% per annum.

      6. The amounts received by the Trustee in respect of the Underlying Securities during the immediately preceding Underlying Securities interest accrual period was $1,925,000.00.

      7. At the close of business on the business day immediately preceding the Distribution Date, the Certificate Principal Balance of the Class A-1 Certificates was $50,000,000.00 and the Certificate Notional Amount of the


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            Class B-1 Certificates was $50,000,000.00.

      8.    No fees have been paid to the Trustee from the assets of the Trust.


                            THE BANK OF NEW YORK as Trustee of
                            CABCO Series 2002-1 Trust (AOL Time Warner Inc.)

                            By:   /s/ YVETTE Y. RIVERA
                                  ----------------------------------------------
                                  Name:  YVETTE Y. RIVERA
                                  Title: ASSISTANT VICE PRESIDENT